UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

Black Hills Corporation

(Exact name of Registrant as Specified in Its Charter)

South Dakota	001-31303	46-0458824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7001 Mount Rushmore Road
Rapid City, South Dakota	57702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 605 721-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of $1.00 par value	BKH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on June 16, 2023, Black Hills Corporation, a South Dakota corporation (the “Company”), entered into an Equity Distribution Sales Agreement (the “Existing Sales Agreement”), by and among (a) the Company, (b) each of Bank of Montreal, Bank of America, N.A., MUFG Securities EMEA plc, Mizuho Markets Americas LLC, and Royal Bank of Canada (each a “Forward Purchaser” and together, the “Forward Purchasers”), (c) each of BMO Capital Markets Corp., BofA Securities, Inc., MUFG Securities Americas Inc., Mizuho Securities USA LLC, and RBC Capital Markets, LLC (each in its capacity as sales agent and/or principal, an “Agent” and together, the “Agents”), and (d) each of BMO Capital Markets Corp., BofA Securities, Inc., MUFG Securities Americas Inc., Mizuho Securities USA LLC, and RBC Capital Markets, LLC (each in its capacity as agent for its affiliated Forward Purchaser (each, a “Forward Seller” and together, the “Forward Sellers”), with respect to the offering and sale from time to time through the Agents of shares of the Company’s common stock, par value $1.00, having an aggregate gross sales price of up to $400,000,000 (the “Shares”), through an “at-the-market” equity offering program (the “ATM Program”) utilizing the Company’s shelf Registration Statement on Form S-3 originally filed on June 16, 2023 (Registration No.  333-272739) (the “Shelf”).

On May 8, 2025, the Company entered into a First Amendment to Equity Distribution Sales Agreement (the “First Amendment”), dated May 8, 2025, by and among the Company, the Forward Purchasers, the Agents and the Forward Sellers (the Existing Sales Agreement as amended by the First Amendment, the “Sales Agreement”). The First Amendment, among other things provides for the continuation of the ATM Program using the Shelf and resets the size of the ATM Program to an aggregate gross sale price of up to $400,000,000. For the avoidance of doubt, the First Amendment aggregate gross sales price limitation supersedes and replaces the aggregate gross sales price limitation provided in the Existing Sales Agreement. The offering of the Shares will be made pursuant to the Shelf, a base prospectus dated June 16, 2023, and Prospectus Supplement dated May 8, 2025. Except as modified by the First Amendment, the Sales Agreement and the form of master forward confirmation included therein remain in full force and effect.

In the ordinary course of business, certain of the parties to the Sales Agreement or their respective affiliates have provided and may in the future provide commercial, financial advisory or investment banking services for the Company and its subsidiaries for which they have received or will receive customary compensation. For example, affiliates of certain of the parties to the Sales Agreement are lenders and/or agents under certain of our existing credit facilities. To the extent that we use the net proceeds from the offering to repay amounts we have borrowed, may borrow or re-borrow in the future under such facilities, those lenders will receive their pro rata portion of the proceeds from this offering we use to pay any such amounts.

The summary of the First Amendment in this report does not purport to be complete and is qualified by reference to the full text of the First Amendment, which is filed as Exhibit 1.1 hereto.

In connection with the issuance and sale of the Shares, the Company is also filing a legal opinion regarding the validity of the Shares as Exhibit 5.1 for the purpose of incorporating the opinion into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Number	Exhibit

1.1	First Amendment to Equity Distribution Sales Agreement dated May 8, 2025 among Black Hills Corporation and the Agents, Forward Purchasers and Forward Sellers named therein.

5.1	Opinion of Todd Brink, Esq.

23.1	Consent of Todd Brink, Esq. (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By:	/s/ Kimberly F. Nooney
Kimberly F. Nooney
Senior Vice President and Chief Financial Officer

Date: May 8, 2025